Exhibit 99.1

            Zale Corporation Announces First Quarter Earnings Results

    DALLAS--(BUSINESS WIRE)--Nov. 16, 2004--Zale Corporation (NYSE:ZLC), North America's largest specialty retailer of fine jewelry, today announced a net loss of $10.9 million, or $0.21 per diluted share, for the Company's first quarter ended October 31, 2004. For the same period last year, the Company reported a net loss of $9.2 million, or $0.17 per diluted share.
    Total revenues for the quarter ended October 31, 2004 were $423 million compared to $417 million last year, an increase of 1.4%. Comparable store sales for the first quarter decreased 0.9%.
    "We were satisfied with the performance of the business, especially in light of the recent hurricanes which adversely affected our results earlier in the quarter," commented Mary L. Forte, President and Chief Executive Officer. "Operating disciplines remain firmly in place and we are confident in our preparation for this holiday season."
    Ms. Forte continued, "During the quarter, we executed our plan which included making investments to enhance the quality of our selling organization through additional training and improving our marketing effectiveness through more targeted communication. Our growth plans remained on track with 23 stores, 14 Piercing Pagoda kiosks and 53 Peoples II carts opened during the period. We believe these strategic initiatives combined with our ongoing merchandising innovations have each brand positioned to meet the expectations of our customers."
    As previously announced, a conference call will be held today at 9:00 a.m. Eastern Time. Parties interested in participating should dial 706-643-7467 five minutes prior to the scheduled start time. A webcast of the call, as well as a replay, will be available on the Company's Web site at www.zalecorp.com. For additional information, contact Investor Relations.

    Zale Corporation is North America's largest specialty retailer of fine jewelry operating approximately 2,315 retail locations throughout the United States, Canada and Puerto Rico, as well as online. Zale Corporation's brands include Zales Jewelers, Zales Fine Jewelry Outlet, Gordon's Jewelers, Bailey Banks & Biddle Fine Jewelers, Peoples Jewellers, Mappins Jewellers and Piercing Pagoda. Through its ZLC Direct organization, Zale also operates online at www.zales.com and www.baileybanksandbiddle.com. Additional information on Zale Corporation and its brands is available at www.zalecorp.com.

    This release contains forward-looking statements, including statements regarding the Company's merchandising and marketing strategies, growth plans and results of operations which are based upon management's beliefs as well as on assumptions made by and data currently available to management. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: if the general economy performs poorly, discretionary spending on goods that are, or are perceived to be, "luxuries" may not grow and may even decrease; the concentration of a substantial portion of the Company's sales in three, relatively brief selling seasons means that the Company's performance is more susceptible to disruptions; most of the Company's sales are of products that include diamonds, precious metals and other commodities, and fluctuations in the availability and pricing of commodities could impact the Company's ability to obtain and produce products at favorable prices; the Company's sales are dependent upon mall traffic; the Company operates in a highly competitive industry; any failure by the Company to manage its inventory effectively will negatively impact sales and earnings; because of the Company's dependence upon a small number of landlords for a substantial number of the Company's locations, any significant erosion of the Company's relationships with those landlords would negatively impact the Company's ability to obtain and retain store locations; changes in regulatory requirements relating to the extension of credit may increase the cost of or adversely affect the Company's operations; any disruption in, or changes to, the Company's private label credit card arrangement with Citi Commerce Solutions may adversely affect the Company's ability to provide consumer credit and write credit insurance; acquisitions involve special risks, including the possibility that the Company may not be able to integrate acquisitions into its existing operations; and certain other factors described from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2004. The Company disclaims any obligation to update or revise publicly or otherwise any forward-looking statements to reflect subsequent events, new information or future circumstances.


                   ZALE CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (amounts in thousands, except per share amounts)
                              (unaudited)

                                              Three Months Ended
                                                  October 31,
                                         -----------------------------
                                              2004           2003
                                         --------------- -------------
Total Revenues                                 $422,773      $416,644
Costs and Expenses:
  Cost of Sales                                 205,280       205,690
  Selling, General and Administrative
   Expenses                                     217,031       207,789
  Cost of Insurance Operations                    1,436         1,616
  Depreciation and Amortization Expense          14,204        13,882
                                         --------------- -------------
Operating Loss                                  (15,178)      (12,333)
Interest Expense, Net                             2,175         2,335
                                         --------------- -------------
Loss Before Income Taxes                        (17,353)      (14,668)
Income Taxes                                     (6,420)       (5,424)
                                         --------------- -------------
Net Loss                                       $(10,933)      $(9,244)
                                         --------------- -------------
                                         --------------- -------------


Loss Per Common Share - Basic:
  Net Loss Per Share                             $(0.21)       $(0.17)

Loss Per Common Share - Diluted:
  Net Loss Per Share                             $(0.21)       $(0.17)

Weighted Average Number of Common Shares
 Outstanding:
  Basic                                          51,898        53,774
  Diluted                                        51,898        53,774


                   ZALE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                        (amounts in thousands)
                              (unaudited)

                             October 31,     July 31,     October 31,
                                 2004          2004          2003
                            -------------- ------------- -------------
ASSETS
Current Assets:
  Cash and Cash Equivalents       $41,953       $63,124       $30,523
  Merchandise Inventories       1,041,179       826,824       952,147
  Other Current Assets             63,215        63,956        58,574
                            -------------- ------------- -------------
Total Current Assets            1,146,347       953,904     1,041,244

Property and Equipment, Net       276,469       266,688       264,283
Goodwill, Net                      91,034        85,583        86,055
Other Assets                       35,143        35,909        38,773
Deferred Tax Asset, Net                --            --        20,733
                            -------------- ------------- -------------
Total Assets                   $1,548,993    $1,342,084    $1,451,088
                            -------------- ------------- -------------
                            -------------- ------------- -------------

LIABILITIES AND
 STOCKHOLDERS'
INVESTMENT
Current Liabilities:
  Accounts Payable and
   Accrued Liabilities           $471,151      $319,599      $417,270
  Deferred Tax Liability,
   Net                             51,289        51,417        46,180
                            -------------- ------------- -------------
Total Current Liabilities         522,440       371,016       463,450

Non-current Liabilities            40,552        42,486       101,658
Deferred Tax Liability, Net         5,965         4,968            --
Long-term Debt                    271,000       197,500       320,601

Commitments and
 Contingencies

Stockholders' Investment:
  Preferred Stock                      --            --            --
  Common Stock                        522           521           420
  Additional Paid-In
   Capital                         67,897        63,661       583,473
  Accumulated Other
   Comprehensive Income            22,218        13,470        15,881
  Accumulated Earnings            637,530       648,462       579,878
  Deferred Compensation            (1,874)           --            --
                            -------------- ------------- -------------
                                  726,293       726,114     1,179,652
  Treasury Stock                  (17,257)           --      (614,273)
                            -------------- ------------- -------------
Total  Stockholders'
 Investment                       709,036       726,114       565,379
                            -------------- ------------- -------------
Total Liabilities and
 Stockholders' Investment      $1,548,993    $1,342,084    $1,451,088
                            -------------- ------------- -------------
                            -------------- ------------- -------------

    CONTACT: Zale Corporation
             David H. Sternblitz, 972-580-5047